CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call/Coll	Account	Officer	Initials
$4,5000,000.00	02-04-2008	06-04-2009	001	80/2010	8120525	006

References in the boxes above are for Lender’s use only and do no limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Keyon Communications Holdings, Inc. 11742 Stone Gate Circle Omaha, NE 68164	Lender:	SUN WEST BANK Las Vegas – Main Office 5830 W. Flamingo Road Las Vegas, NV 89103 (702) 949-2265

Principal Amount $4,500,000.00	Date of Agreement: March 24, 2009

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated February 4, 2008, in the original principal amount of $4,500,000.00, which Note is fully disbursed with no funds available.

DESCRIPTION OF COLLATERAL. This Note is secured by a Commercial Security Agreement dated February 4, 2008 encumbering all business assets, as evidenced by that certain UCC Financing Statement filed on February 12, 2008 as Document No. 2008004475-7 Nevada Secretary of State and a UCC Financing Statement filed on February 12, 2008 as Document NO. 2008-0515526 Delaware Department of State.

DESCRIPTION OF CHANGE IN TERMS. For good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1. The Maturity Date of the Note is hereby extended from February 4, 2009 to June 4, 2009, with the next regularly scheduled interest payment due and payable on April 4, 2009.

2. As an inducement to Lender to consent to the changes set forth herein, Borrower shall pay to Lender a renewal fee of $1,000.00, and documentation fee of $200.00, and unless previously paid, accrued interest to February 4, 2009 in the amount of $28,093.75 and accrued interest due to March 4, 2009 in the amount of $25,375.00, for a total of $54,668.75 which is deemed to be earned and due and payable upon the execution of this Agreement.

PAYMENT. Borrower will pay this loan in one principal payment of $4,500,000.00 plus interest on June 4, 2009. This payment due on June 4, 2009, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning April 4, 2009, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an index which is the Sun West Bank’s Base Rate, deemed to mean the floating commercial loan rate of Lender publicly announced from time to time as Lender’s Base Index Rate (the “Base Rate”). This definition of Base Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable rate used in this agreement (the “index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.750% per annum. The interest rate to be applied to the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.500 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 7.250% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this loan be less than 6.750% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATING METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all person signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

KEYON COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Jonathan Snyder
Jonathan Snyder, President of Keyon Communications Holdings, Inc.

LASER PRO Lending, Ver. 5.44.00.002 Copr. Harland Financial Solutions, Inc. 1997, 2009. All Rights Reserved. – NV L:\LASERPRO\CFI\LPL\D20C.FC TR-20928 PR-COML1PAY